UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2007

Newport Gold, Inc.
(Exact name of Registrant as specified in charter)

Nevada	0001289223	000-00000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 - 1495 Ridgeview Drive, Reno, Nevada 89509		89509
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		905-542-4990

Not Applicable
(Former name or former address if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This document includes "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Other than statements of historical fact, all statements regarding industry prospects, the consummation of the transactions described in this document and the Company's expectations regarding the future performance of its businesses and its financial position are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties.

Item 1.01 Entry into a Material Definitive Agreement

On August 7, 2007, the Registrant entered into an agreement (the "August Agreement") to earn an additional 30% interest in a 50% interest originally held by nine individual optionors (the "Original Holders") in certain mineral exploration rights located in Inner Mongolia, China (the "Property"). In consideration for the August Agreement the Registrant agreed to issue 3,025,000 shares of restricted common shares of the Registrant to the Original Holders.

In November 17, 2006, the Registrant acquired an option to earn a 20% interest in a 50% interest held by the Original Holders of this same Property. Under the November Agreement the Original Holders had granted the Registrant a first right of refusal on acquiring the remainder of their 50% interest for a period of one year. The Registrant exercised this right through the August Agreement. The Registrant now owns an option to earn a 50% interest in the Property.

The August Agreement and November Agreement are subject to an underlying agreement dated February 1, 2006 between the vendor of the Property and the Original Holders (the "February Agreement"). Under the terms of the February Agreement, the Registrant must issue a total of 800,000 common shares to the vendor by February 1, 2009 and incur $750,000 of exploration expenditures, with a first year obligation to issue 300,000 shares (issued) and incur $250,000 of exploration expenditures by February 1, 2007. The Registrant received an extension on completing the required expenditures to February 1, 2008 subsequent to signing the November Agreement in consideration for the issuance of 100,000 shares of the Registrant.

The Original Option Holders and vendor of the Property are all at arm's length with respect to each other and are not related to the Registrant (i.e. Directors or Officers) and no person or party is an U.S. resident/citizen or entity.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 above is incorporated into this section in its entirety.

Item 3.02 Unregistered Sales of Equity Securities

As disclosed herein, in connection with the completion of the August Option Agreement, the Registrant issued 3,025,000 restricted common shares to the nine individual owners of the option for the property. The Registrant received no proceeds and it paid no commissions or fees to any party in connection with this transaction.

The shares were issued without registration under the Securities Act of 1933 in reliance upon the exemption from registration provided by Regulation S of the SEC Rules. All offers and sales were made to non U.S. persons in an offshore transaction. No directed selling efforts were made within the United States by the Registrant or any person acting on its behalf. The shares received by the Option Holders are subject to the offering restrictions set forth in Rule 903(b)(3), including a one-year distribution compliance period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of the 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, there unto duly authorized

Newport Gold Inc.

By: /s/ Derek Bartlett, President
    Derek Bartlett, President

Date: August 10, 2007